UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Water Street

Camden, NJ 08102-1658

(Address of principal executive offices, including zip code)

(856) 955-4001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 26, 2023 and June 27, 2023, American Water Works Company, Inc. (“American Water”) issued separate press releases announcing the launch and pricing, respectively, of a private placement of $900 million aggregate principal amount of 3.625% Exchangeable Senior Notes due 2026 (the “Notes”). The Notes will be issued by American Water Capital Corp. (“AWCC”), American Water’s wholly owned finance subsidiary. The Notes will be senior unsecured obligations of AWCC and will have the benefit of a support agreement from American Water, which serves as a functional equivalent of a guarantee by American Water of the obligations of AWCC under the Notes. Copies of the respective press releases are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description

99.1*	Press Release, dated June 26, 2023, issued by American Water Works Company, Inc. (launch).

99.2*	Press Release, dated June 27, 2023, issued by American Water Works Company, Inc. (pricing).

104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: June 27, 2023	By:	/s/ JOHN C. GRIFFITH
John C. Griffith
Executive Vice President and Chief Financial Officer

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